Exhibit 99.1

NEWS RELEASE
1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130
913.367.1480 • 800.255.0302 • Fax 913.367.0192
www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2006 Fourth Quarter

Financial Release Date, Conference Call

ATCHISON, Kan., August 1, 2006 — MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2006 fourth quarter financial results prior to the market’s opening on Wednesday, August 16, to be followed by an investor conference call that day at 10 a.m. central time.

The conference call will be led by Ladd Seaberg, president and chief executive officer, and Tim Newkirk, vice president and chief operating officer. They will review the company’s fourth quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (877) 715-5297 by 9:50 a.m. central time on August 16, or access it on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products, including specialty wheat proteins and starches and food grade and fuel grade alcohol. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

###